Exhibit 3.1
[This record is a complete composite copy of the Bylaws of NV Energy, Inc., containing all amendments through February 4, 2011]
BY-LAWS
OF
NV ENERGY, INC.
(Amended: January 15, 1985)
(Amended: May 20, 1985)
(Amended: June 30, 1988)
(Amended: October 2, 1989)
(Amended: November 27, 1989)
(Amended: January 11, 1990)
(Amended: June 22, 1990)
(Amended: October 4, 1990)
(Amended: May 20, 1991)
(Amended: May 18, 1992)
(Amended: October 5, 1992)
(Amended: December 7, 1993)
(Amended: January 5, 1994)
(Amended: March 30, 1994)
(Amended: May 16, 1994)
(Amended: June 24, 1994)
(Amended: March 21, 1995)
(Amended: November 13, 1996)
(Amended: February 25, 2000)
(Amended: August 14, 2002)
(Amended: May 3, 2005)
(Amended: May 6, 2008)
(Amended: October 31, 2008)
(Amended: May 1, 2009)
(Amended: February 4, 2011)

ARTICLE I
NAME
          The name of the Corporation (hereinafter referred to as this Corporation) shall be as set forth in the Articles of Incorporation or in any lawful amendments thereto from time to time.
ARTICLE II
STOCKHOLDERS’ MEETINGS
          All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Nevada unless some other place within or without the State of Nevada is stated in the call. No stockholder action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.
ARTICLE III
ANNUAL STOCKHOLDERS’ MEETINGS
          The Annual Meeting of the Stockholders of the Corporation shall be held at such time and place as directed or selected by a majority of the Board of Directors.
ARTICLE IV
SPECIAL STOCKHOLDERS’ MEETINGS
          Special meetings of the stockholders of the Corporation for any purpose or purposes permitted by law may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors, the President of the Corporation or one or more record holders of shares of stock of the Corporation representing in the aggregate not less than twenty-five percent (25%) of the voting power of the issued and outstanding capital stock of the Corporation. A stockholder request for a special meeting shall be directed to the Secretary and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Section 1 of Article XXXIII of these By-laws as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) requesting the special meeting, as well as the information and consent required by Section 1 of Article XXXIII of these By-laws from any nominee for election as a Director of the Corporation. A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Nevada as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by one or more stockholders who satisfy the requirements of this Article IV is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if: (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, or (ii) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the stockholder’s request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting. Business transacted at all special meetings shall be confined to the matters stated in the notice of special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders. The Chair of a special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these By-laws, and if the Chair should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.
ARTICLE V
NOTICE OF STOCKHOLDERS’ MEETINGS
          Notice stating the place, day and hour of all stockholders’ meetings and the purpose or purposes for which such meetings are called, shall be given by the President or a Vice President or the Secretary or an Assistant Secretary not less than ten (10) nor more than sixty (60) days prior to the date of the meeting to each stockholder entitled to vote thereat by leaving such notice with him at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears upon the books of this Corporation, and to the Chairman of the Board at the Corporation’s main office, the person giving such notice shall make affidavit in relation thereto.

ARTICLE VI
QUORUM AT STOCKHOLDERS’ MEETINGS
          Except as otherwise provided by law, at any meeting of the stockholders, a majority of the voting power of the shares of capital stock issued and outstanding and entitled to vote represented by such stockholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting sine die or adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the votes cast shall decide any question brought before such meeting, other than the election of Directors, unless the question is one upon which by express provision of law, or of the Articles of Incorporation, or of these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.
ARTICLE VII
PROXY AND VOTING
          Stockholders of record entitled to vote may vote at any meeting either in person, by proxy in writing, by electronic vote, or by telephonic vote, based on procedures as may be established by the Board from time to time, which proxies shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of six (6) months from the date of its execution unless the stockholder specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Stockholders entitled to vote shall be entitled to the voting rights as provided in the Articles of Incorporation.
ARTICLE VIII
BOARD OF DIRECTORS
          The number of Directors of the Corporation shall be fixed from time to time by a two-thirds (2/3) affirmative vote of the entire Board of Directors, but in any event shall not be more than fifteen (15) nor less than three (3). The Board of Directors shall have authority to fix the compensation of Directors for regular or special services rendered. The members of the Board of Directors shall be elected and serve for such terms of office as are provided in Article VI of the Corporation’s Articles of Incorporation, and each Director shall serve until his or her successor is duly elected and qualified of until his or her earlier death, resignation or removal.
          Newly created directorships resulting from an increase in number of Directors and vacancies occurring in the Board of Directors for any reason shall be filled in the manner specified in Article VI of the Corporation’s Articles of Incorporation.
ARTICLE IX
POWERS OF DIRECTORS
          The Board of Directors shall have the entire management of the business of this Corporation. In the management and control of the property, business and affairs of this Corporation, the Board of Directors is hereby vested with all the powers possessed by this Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Nevada, with the Articles of Incorporation or with these By-Laws. Except as otherwise provided by law, the Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.
ARTICLE X
COMPENSATION OF DIRECTORS AND OTHERS
          Directors may be compensated for their services on an annual basis and/or they may receive a fixed sum plus expenses of attendance, if any, for attendance at each regular or special meeting of the Board, such compensation or fixed sum to be fixed from time to time by resolution of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving this Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may receive like compensation for their services on an annual basis and/or fixed sum for attendance at each committee meeting. Any compensation so fixed and determined by the Board of Directors shall be subject to revision or amendment by the stockholders.
ARTICLE XI
EXECUTIVE AND OTHER COMMITTEES
          The Board of Directors may, by resolution or vote passed by a majority of the whole Board, designate from their number an Executive Committee of not less than three (3) nor more than a majority of the members of the whole Board as at the time constituted, which Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of this Corporation when the Board is not in session. The Executive Committee may make rules for the notice, holding and conduct of its meetings and keeping of the records thereof. The Executive Committee shall serve until the first Directors’ meeting following the next Annual Stockholders’ Meeting, and until their successors shall be designated and shall qualify, and, a majority of the members of said Committee shall constitute a quorum for the transaction of business.
          The Board of Directors shall, by resolution or vote passed by a majority of the whole Board, designate from their members who are not employees of the Corporation, and designate a representative from the Board of Directors of the Corporation’s wholly-owned subsidiaries, who is not an employee, to serve on an Audit Committee. The Audit Committee shall not be less than three (3) nor more than a majority of the whole Board at the time constituted, to nominate auditors for the annual audit of the Corporation’s books and records, to develop the scope of the audit program, to discuss the results of such audits with the audit firm, and to take any other action they may deem necessary or advisable in carrying out the work of the Audit Committee. The Audit Committee shall serve until their successors shall be designated and shall qualify, and, a majority of the members of the Audit Committee shall constitute a quorum for the transaction of business.
          The Board of Directors shall, by resolution or vote passed by a majority of the whole Board, designate from their number members to serve on a Compensation and Organization Committee, the Compensation and Organization Committee shall not be less than three (3), nor more than the entire group of directors of the Corporation who are not employees of the Corporation; provided, however, that no more than one (1) member of the Compensation and Organization Committee may be a Board member who is also an employee of the Corporation or its wholly-owned subsidiaries. The Compensation and Organization Committee shall have such duties and responsibilities as the whole Board shall from time to time direct; provided, however, that the Compensation and Organization Committee shall have the duties and responsibilities at least to review and approve the programs, policies and organizational structure of the Corporation, to recommend the personnel required by the Corporation to conduct its affairs, to receive nominations to the Board of Directors (which nominations will be reviewed with the whole Board and presented to the shareholders for election or re-election as positions are available or as terms of office expire), and to consider and recommend to the whole Board the appropriate number and appropriate members to serve on the various committees of the Board. The Compensation and Organization Committee shall serve until their successors shall be designated and shall qualify, and a majority of the members of the Compensation and Organization Committee shall constitute a quorum for the transaction of business.

          The Board of Directors of this Corporation may also appoint other committees from time to time, membership composition and numbers on such committees, inclusive of representatives of Board of Directors from the wholly-owned subsidiaries, and committee powers conferred upon the same to be determined by resolution or vote of the Board of Directors of this Corporation.
ARTICLE XII
DIRECTORS’ MEETINGS
          Regular meetings of the Board of Directors shall be held at such places within or without the State of Nevada and at such times as the Board by resolution or vote may determine from time to time, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place within or without the State of Nevada whenever called by the Chairman of the Board, the President, a Vice President, a Secretary, an Assistant Secretary or two or more Directors, notice thereof being given to each Director by the Secretary, an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present waive notice thereof. Notice of Special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting, unless, in case of exigency, the President or in his absence the Secretary shall prescribe a shorter notice to be given personally or by telephoning or telegraphing each Director at his residence or business address. Such Special meetings shall be held at such times and places as the notices thereof or waiver shall specify.
          Meetings of the Board of Directors may be conducted by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. The minutes of such meeting shall be submitted to the Board of Directors, for approval, at a subsequent meeting.

          Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board of Directors or of such committee. Such written consent shall be filed with the minutes of meetings of the Board or Committee.
ARTICLE XIII
QUORUM AT DIRECTORS’ MEETING
          Except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws, a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting.
ARTICLE XIV
WAIVER OF NOTICE
          Whenever any notice whatever of any meeting of the stockholders, Board of Directors or any committee is required to be given by these By-Laws or the Articles of Incorporation of this Corporation or any of the laws of the State of Nevada, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent to such notice so required. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons.

ARTICLE XV
OFFICERS
          The officers of this Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors at its discretion may elect a Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is to be elected, the President, the Vice Presidents, the Secretary and the Treasurer shall be elected annually by the Board of Directors after its election by the stockholders and shall hold office until their successors are duly elected and qualified, subject, however, to other provisions contained in these By-Laws, and a meeting of the Directors may be held without notice for this purpose immediately after the annual meeting of the stockholders and at the same place.
ARTICLE XVI
ELIGIBILITY OF OFFICERS
          Any two or more offices may be held by the same person except the offices of Chairman of the Board of Directors or President and Secretary shall not be held by the same person.
          The Chairman of the Board of Directors and the President may, but need not, be stockholders and shall be Directors of the Corporation. The Vice Presidents, Secretary, Treasurer and such other officers as may be elected or appointed need not be stockholders or Directors of this Corporation.
ARTICLE XVII
ADDITIONAL OFFICERS AND AGENTS
          The Board of Directors, at its discretion, may appoint one or more Assistant Secretaries and one or more Assistant Treasurers and such other officers or agents as it may deem advisable, and prescribe their duties. All officers and agents appointed pursuant to this Article may hold office during the pleasure of the Board of Directors.

ARTICLE XVIII
CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
     (A) Chairman of the Board: The Chairman of the Board, if there be such position, shall, if present, preside at all meetings of shareholders and the Board of Directors. The Chairman of the Board further shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.
     (B) Chief Executive Officer: Subject to the control of the Board of Directors, the Chief Executive Officer shall be the principal and chief managerial officer of the corporation and shall have the general supervision, direction and control of the business and officers of the corporation. In the absence or inability of the Chairman of the Board of Directors or during the vacancy of the office thereof, the Chief Executive Officer shall preside at meetings of shareholders and the Board of Directors. The Chief Executive Officer further shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors, including, but not limited to, the signing or countersigning of certificates of stocks, bonds, notes, contracts or other instruments of the Corporation.
     (C) President: In the absence or inability of the Chief Executive Officer or during any vacancy in the office thereof, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the power of and be subject to all the restrictions upon the Chief Executive Officer. Unless another officer is elected by the Board to hold the office of Chief Operating Officer, the President shall also be the Chief Operating Officer with such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
ARTICLE XIX
VICE PRESIDENTS
          Except as especially limited by resolution or vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President and shall have power to sign all certificates of stock, deeds and contracts of this Corporation. He shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
ARTICLE XX
SECRETARY
          The Secretary shall keep accurate minutes of all meetings of the Board of Directors, the Executive Committee and the Stockholders, shall perform all the duties commonly incident to this office, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. The Secretary shall have power, together with the Chairman of the Board or the President or a Vice President, to sign certificates of stock of this Corporation. In his absence, an Assistant Secretary or Secretary pro tempore shall perform his duties.
ARTICLE XXI
TREASURER
          The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of this Corporation (other than his own bond which shall be in the custody of the President) and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with such sureties as may be required by the Board of Directors.
          He shall deposit all funds of this Corporation in such bank or banks, trust company or trust companies or with such firm or firms doing banking businesses as the Directors shall designate or approve. He may endorse for deposit or collection all checks, notes, etc., payable to this Corporation or to its order, may accept drafts on behalf of this Corporation and, together with the Chairman of the Board or the President or a Vice President, may sign certificates of stock. He shall keep accurate books of account of this Corporation’s transactions which shall be the property of this Corporation and, together with all its property of this Corporation, shall be subject at all times to the inspection and control of the Board of Directors.
ARTICLE XXII
RESIGNATIONS AND REMOVALS
          Any Director or officer of this Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of this Corporation, and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          The stockholders at any meeting called for that purpose may remove any director from office in the manner provided in Article VI of the Articles of Incorporation. The Board of Directors by the vote of not less than a majority of those present at a duly called meeting, may remove from office any officer, agent or member or members of any committee elected or appointed by it or by the executive committee.
          The Compensation and Organization Committee, at any meeting called for that purpose, or the Chief Executive Officer, or, in his absence, the President of the Company, may immediately suspend from his or her office and the performance of his or her duties any officer of the Company pending any meeting of the Board of Directors called for the purpose of removing an officer of the Corporation.

ARTICLE XXIII
VACANCIES
          If an officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Directors may, by majority vote of the Board of Directors choose a successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors shall be filled by the Directors in the manner provided in Article VI of the Articles of Incorporation.
ARTICLE XXIV
CAPITAL STOCK
          The amount of capital stock shall be as fixed in the Articles of Incorporation or in any lawful amendments thereto from time to time.
ARTICLE XXV
CERTIFICATED AND UNCERTIFICATED SHARES.
          The Board of Directors shall be authorized to issue any of the classes or series of shares of the capital stock of the Corporation with or without certificates. The fact that the shares of capital stock of the Corporation are not represented by certificates shall have no effect on the rights and obligations of stockholders.
          If shares are represented by certificates, the certificate shall be in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of this Corporation and setting forth the number of shares to which each stockholder is entitled. Such certificates shall be signed by the Chairman of the Board or the President, or a Vice President and by the Treasurer or an Assistant Treasurer or the

Secretary or an Assistant Secretary. The Board of Directors may also appoint one or more transfer agents and/or registrars for any class or series of its capital stock and may require stock certificates to be countersigned and/or registered by one or more of such transfer agents and/or registrars. If certificates of capital stock of this Corporation are signed by a transfer agent and by a registrar, the signatures thereon of the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of this Corporation and the seal of this Corporation thereon may be facsimiles, engraved or printed. Any provisions of these By-Laws with reference to the signing and sealing of stock certificates shall include, in cases above permitted, such facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of this Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by this Corporation, such certificate or certificates may nevertheless be adopted by the Board of Directors of this Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of this Corporation.
          If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the Corporation shall send the stockholder a written statement of all of the information required to be provided to holders of uncertificated shares pursuant to applicable law.

ARTICLE XXVI
TRANSFER OF STOCK
          Shares of stock evidenced by certificates may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of this Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed. If the Board of Directors determines or has determined that the ownership of such shares of any class or series of the capital stock of the Corporation shall be represented by uncertificated shares, the Corporation need not issue a new certificate but shall provide the stockholder with a written statement of all of the information required to be provided to holders of uncertificated shares pursuant to applicable law. The person registered on the books of this Corporation as the owner of any shares of stock shall exclusively be entitled, as the owner of such shares, to receive dividends and to vote as such owner in respect thereof. It shall be the duty of every stockholder to notify this Corporation of the stockholder’s address.
ARTICLE XXVII
TRANSFER BOOKS
          The transfer books of the stock of this Corporation may be closed for such period from time to time, not exceeding sixty (60) days, in anticipation of stockholders’ meetings or the payment of dividends or the allotment of rights as the Directors from time to time may determine, provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days, as of which stockholders shall be entitled to vote at any meeting of the stockholders or to receive dividends or rights, and in such case such stockholders and only such stockholders as shall be stockholders of record as of the date so fixed shall be entitled to vote at any such meeting and at any adjournment or adjournments thereof or to receive dividends or rights, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after such record date fixed as aforesaid.
ARTICLE XXVIII
LOSS OF CERTIFICATES
          In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms consistent with the laws of the State of Nevada as the Directors shall prescribe; provided, however, if the Board of Directors determines or has determined that the ownership of such shares of such class or series of shares of the capital stock of the Corporation shall be represented by uncertificated shares, the Corporation need not issue a new certificate but shall provide the stockholder with a written statement of all of the information required to be provided to holders of uncertificated shares pursuant to applicable law.
ARTICLE XXIX
SEAL
          The seal of this Corporation shall consist of a flat-faced circular die with the corporate name of this Corporation, the year of its incorporation and the words “Corporate Seal Nevada” cut or engraved thereon. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE XXX
VOTING OF STOCK HELD
          Unless otherwise provided by resolution or vote of the Board of Directors, the Chairman of the Board, the President or any Vice President, may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name on behalf of this

Corporation to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal, or otherwise such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chairman of the Board or the President or any Vice President may himself attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any or all other powers of this Corporation as the holder of such stock or other securities of such other corporation.
          The Chairman of the Board or the President or any Vice President may appoint one or more nominees in whose name or names stock or securities acquired by this Corporation may be taken. With the approval of the Chairman of the Board or the President or any Vice President of the Corporation (which approval may be evidenced by his signature as witness on the instruments hereinafter referred to) any such nominee may execute such written proxies, consents, waivers or other instruments as he may be entitled to execute as the record holder of stock or other securities owned by this Corporation.
ARTICLE XXXI
EXECUTION OF CHECKS, DRAFTS, NOTES, ETC.
          All checks, drafts, notes or other obligations for the payment of money shall be signed by such officer or officers, agent or agents, as the Board of Directors shall by resolution or vote direct. The Board of Directors may also, in its discretion, require, by resolution or vote, that checks, drafts, notes or other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers, agent or agents as shall be directed in such resolution or vote. Checks for the total amount of any payroll and/or branch office current expenses may be drawn in accordance with the foregoing provisions and deposited in a special fund or funds. Checks upon such fund or funds may be drawn by such person or persons as the Treasurer shall designate and need not be countersigned.
ARTICLE XXXII
SPECIAL PROVISIONS
Section 1: The private property of the stockholders, Directors or officers shall not be subject to the payment of any corporate debts to any extent whatsoever.
Section 2:
     (A) To the fullest extent that the laws of the State of Nevada, as in effect on March 18, 1987, or as thereafter amended, permit elimination or limitation of the liability of directors and officers, no Director, officer, employee, fiduciary or authorized representative of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director, officer or other representative capacity.
     (B) This Article shall not apply to any action filed prior to March 18, 1987, nor to any breach of performance or failure of performance of duty by a Director, officer, employee, fiduciary or authorized representative occurring prior to March, 1987. Any amendment or repeal of this Article which has the effect of increasing Director liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.
Section 3:
     (A) Right to Indemnification. Except as prohibited by law, every Director and officer of the Company shall be entitled as a matter of right to be indemnified by the Company against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a Director, officer, employee, fiduciary or other representative of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereafter being referred to as “action”); provided, however, that no such right of indemnification shall exist with respect to an action brought by a Director or officer against the Company (other than a suit for indemnification as provided in paragraph (B)). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Company prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein, “expense” shall include fees and expenses of counsel selected by such person; and “liability” shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.
     (B) Right of Claimant to Bring Suit. If a claim under paragraph (A) of this Section is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Nevada law the Company would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Company (including the Board of Directors, independent legal counsel or its stockholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.
     (C) Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 3. The Company may make other financial arrangements which include a trust fund, program of self-insurance, grant a security interest or other lien on any assets of the corporation, establish a letter of credit, guaranty or surety as set forth in 1987 Statutes of Nevada, Chapter 28 to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.
     (D) Non-Exclusive; Nature and Extent of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or article provision, vote of stockholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.
Section 4:
          In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors, by a majority vote of those present at any called meeting, is expressly authorized:
          (A) To hold its meetings, to have one or more offices and to keep the books of the Corporation, except as may be otherwise specifically required by the laws of the State of Nevada, within or without the State of Nevada, at such places as may be from time to time designated by it.
          (B) To determine from time to time whether, and if allowed under what conditions and regulations, the accounts and books of the Corporation (other than the books required by law to be kept at the principal office of the Corporation in Nevada), or any of them, shall be open to inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted or limited accordingly.
          (C) To make, alter, amend and rescind the By-Laws of the Corporation, to fix the amount to be reserved as working capital, to fix the times for the declaration and payment of dividends, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
          (D) To designate from its number an executive committee, which, to the extent provided by the By-Laws of the Corporation or by resolution of the Board of Directors, shall have and may exercise in the intervals between meetings of the Board of Directors, the powers thereof which may lawfully be delegated in respect of the management of the business and the affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to such papers as may require it. The Board of Directors may also, in its discretion, designate from its number a finance committee and delegate thereto such of the powers of the Board of Directors as may be lawfully delegated, to be exercised when the Board is not in session.
ARTICLE XXXIII
PROPOSALS AT STOCKHOLDERS’ MEETINGS
     Section 1: Advance Notification of Proposals at Stockholders’ Meetings.
          If a stockholder desires to submit a proposal for consideration at an annual or special stockholders’ meeting, or to nominate persons for election as directors at any stockholders’ meeting duly called for the election of directors, written notice of such stockholder’s intent to make such a proposal or nomination must be given and received by the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by United States mail not later than (i) with respect to an annual meeting of stockholders, one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each notice shall describe the proposal or nomination in sufficient detail for the proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Corporation, of the stockholder who intends to make the proposal or nomination; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) as to the stockholder giving the notice and any Stockholder Associated Person whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation. In addition, in the case of a stockholder proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the stockholder in such business. In addition, in the case of a nomination of any person for election as a director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (iv) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the annual or special meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be transacted. For purposes of these By-Laws, “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in convert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

ARTICLE XXXIV
AMENDMENTS
          Except as otherwise specifically provided herein, these By-Laws may be amended, added to, altered or repealed in whole or in part at any annual or special meeting of the stockholders by vote in either case of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, provided notice of the general nature or character of the proposed amendment, addition, alteration or repeal is given in the notice of said meeting, or by the affirmative vote of a majority of the Board of Directors present at a called regular or special meeting of the Board of Directors, provided notice of the general nature or character of the proposed amendment, addition, alteration or repeal is given in the notice of said meeting.
ARTICLE XXXV
NEVADA CONTROL SHARE
          Pursuant to NRS § 78.378, the Company opts out of the Nevada Control Share statute, and specifically that the provisions of NRS §§ 78.378 to 78.3793 do not apply to the corporation or to an acquisition of a controlling interest by existing or future stockholders.

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